UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 29, 2017
JRSIS Health Care Corporation
(Exact name of registrant as specified in its charter)
Florida	001-36758	46-4562047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 st – 7 th Floor, Industrial and Commercial Bank Building Xingfu Street, Hulan Town, Hulan District, Harbin City, Heilongjiang Province, China 150025
(Address of principal executive offices)
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 - Other Events

On October 29, 2017, the Company signed a five year lease to expand its offices. Rent is scaled over the five years such that in year 1 the Company will pay RMB 444,000 per year (approximately $68,128/year). In year 2, the Company will pay RMB460,000 per year (approximately $71,713 per years). In year 3, the Company will pay RMB 500,000 per year (approximately $77,540 per year). For the 4th and 5th year, the Company will pay RMB 525,000 per year (approximately $80,678 per year).

The new facility is located at 1-4 Floor, Block A2, Bolaiyayuan, Nanjing Road, Limin Economic Development District, Hulan District, Harbin City, Heilongjiang Province, China. The purpose of the expansion to continue to grow the customer base and capacity to serve customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JRSIS Health Care Corporation
(Registrant)
Date:	April 12, 2018
		By:	/s/ Lihua Sun
		Name:	Lihua Sun
		Title:	Chief Executive Officer